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                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is executed to be effective as of August 1, 2004 and is executed between ERF Wireless, Inc., a Nevada corporation (the "Company") and Mr. R. Greg Smith (the "Executive").

         WHEREAS, the Company desires to retain the services of the Executive as Chief Financial Officer of the Company, and initially also Chief Executive Officer until the Compensation Committee of the Board of Directors elects to separately fill the job of CEO and in addition other duties as may be determined by the Board of Directors. It is anticipated that the Executive will concentrate the majority of his time and attention to the public company aspects of the business including public filings, private equity financing, acquisitions, and the building of the public image of the company with the intent of achieving a listing on a national exchange within a reasonable time period. The day-to-day operational details of the Company will continue to be run by the Company President. In addition, the Executive will be elected to the Board of Directors for a one-year term beginning concurrently with the date of this contract. The Executive desires to render such services on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment Term. The Company employs the Executive and the Executive accepts employment by the Company, upon the terms and subject to the conditions set forth in this Agreement, until July 31, 2006; provided, however, that such employment may be sooner terminated pursuant to the terms of this Agreement.

2. Management of the Company. The Executive shall devote the Executive's full time, best efforts, attention and skill to, and shall perform faithfully, loyally and efficiently the Executive's duties at the Company Corporate Headquarters or other locations as agreed to by the Chairman of the Board. Further, the Executive will punctually and faithfully perform and observe any and all rules and regulations that the Company may now or shall hereafter reasonably establish governing the Executive's conduct and the conduct of the Company's business that are consistent with this Agreement.

3. COMPENSATION. In consideration of the services rendered to the Company by the Executive, the Company shall pay the Executive a base salary at the annual rate of $180,000 (the "Base Salary"). The Salary shall be payable in accordance with the normal payroll practices of the Company then in effect except that portion that may be payable as a result of assignment of the agreement to the S-Corp. controlled by the Executive and shall be payable monthly in advance. The Salary, and all other forms of compensation paid to the Executive hereunder, shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Executive shall be solely responsible for income taxes imposed on the Executive by reasons of any cash or non-cash compensation and benefits provided by this Agreement. The Executive and the Company agree that a portion of his salary may be paid in the form of freely tradeable company common stock valued at the time that the compensation would have been paid had it been paid in cash. For that portion of the compensation paid in Company common stock the Company will guarantee the cash equivalent value of such compensation for a period of thirty days. Until any Company common stock provided to Executive is freely tradeable when received the Company agrees that the full $15,000 monthly salary will be paid in cash. At the time that free trade Company stock is available to pay the Executive then $10,000 per month of the base compensation will be paid in cash with the remainder being paid in free trade stock. The Executive will also receive compensation as a Board Member in accordance with the standard Board compensation then in effect. Executive shall have the right to assign the obligations under this Contract to an S-Corporation


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controlled by the Executive; with R. Greg Smith being designated as the principal of the S-Corporation obligated to perform the obligations of the Executive set forth in the agreement. In addition, Executive will have to be classified as an employee of Company to be eligible for the medical benefits of the company and Executive will be responsible for all tax consequences of this assignment.

         BENEFITS. In addition to the Salary, during the Employment Term, the Executive shall be entitled to: all legal and religious holidays in accordance with Company policy, and five (5) weeks paid vacation per annum in accordance with the standard policies and procedures of the company. The Executive shall arrange for vacations in advance at such time or times as shall be mutually agreeable to the Executive and the Company's Chairman of the Board. The Executive may; (i) not receive pay in lieu of vacation; (ii) participate in all employee benefit plans and/or arrangements adopted by the Company relating to pensions, hospital, medical, dental, disability and life insurance, deferred salary and savings plans, and other similar employee benefit plans or arrangements to the extent that the Executive meets the eligibility requirements for any such plan as in effect from time to time; (iii) receive payment by the Company directly, or reimbursement by the Company for, reasonable and customary business and out-of-pocket expenses incurred by the Executive in connection with the performance by the Executive of the Executive's duties under this Agreement in accordance with the Company's policies and practices for reimbursement of such expenses, as in effect from time to time, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by the Executive in furtherance of the Company's business and at the Company's request.

         INCENTIVES. In addition to the payment of Base Salary, the Company hereby grants to the Executive, as an incentive to maximize the potential of the company, an incentive in the form of non-qualified stock options (the "Stock Options"), to purchase common stock of the Company. All such options shall contain a cashless conversion feature as well as standard anti-dilution provisions. All such options shall contain standard anti-dilution features as well as piggyback registration rights after vesting and will be governed by the terms and conditions set forth under the Company's 2004 Non-Qualified Stock Option Plan to be registered under a Form S-8 filing. The terms relating to these incentives are as follows:

Each Stock Option provides the Executive with the right to purchase one share of the Company's stock based on the ability of the company to generate consolidated revenues from the sales of products and services including revenues achieved through acquisitions meeting GAAP and SEC requirements and standards. The option price of the companies' common stock will be at 115% of the lowest five day average closing trade price existing for the companies' common stock during the twelve month period immediately preceding the date of the vesting event. The attainment of this incentive is based on the company, including any subsidiaries, attaining the following cumulative revenues as reported in public filings following the official date of this agreement and throughout this contract. The Stock Options are non-transferable, vest as set forth below, and expire at the close of business on July 31, 2009. The attainment of this incentive is based on the company, including any subsidiaries, attaining the following cumulative revenues as reported in public filings following the official date of this agreement and throughout this contract.

         Vesting. The Stock Options granted above shall vest for all events meeting the vesting requirement after the Executive and Company has entered into this Employment Contract as follows, if at all.

a. When cumulative revenues reach $1,000,000 then incentive is 100,000 shares
b. When cumulative revenues reach $5,000,000 then incentive is 150,000 shares
c. When cumulative revenues reach $10,000,000 then incentive is 250,000 shares
d. When cumulative revenues reach $25,000,000 then incentive is 500,000 shares

In addition, as a sign-on bonus, the Executive will be entitled to receive 63,827 shares of Series A Convertible Preferred Stock, $0.01 par value, at a price of $0.50 per share for a total cost basis of $31,913.50. The preferred stock is convertible at holders' option at one preferred share for 18.676347 shares common stock and has a 2:1 liquidation preference and each preferred


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share has 20 votes. A copy of the Subscription Agreement was included in the
Company's Form 8-K filed on May 28, 2004 as Exhibit 10.2. A copy of the Certificate of Designation of the Rights and Preferences of the Convertible Preferred Stock was attached to the same Form 8-K as Exhibit 4.1. The effective 144 date for these shares shall be the initiation date of this employment contract. These shares will also carry piggyback registration rights after twelve months from receipt.

As an additional incentive to accelerate the rapid growth of the company and successfully complete mergers, acquisitions, and certain asset acquisitions during the Employment Period; Executive shall be entitled to a bonus equal to one percent (1%) of the revenues for the most recent twelve (12) month period of each acquisition made by the Company during the Employment Period. An acquisition shall be deemed "made" if a definitive agreement is executed during the Employment Period and the transaction closes within six (6) months after the definitive agreement is executed. The revenues for the most recent twelve (12) month period of the acquired company shall be verified by the company's independent auditors. The Company will have the option to pay the entitled bonuses in either cash or free-trading shares from a registered stock option plan.

In addition, as an additional incentive to accelerate the rapid growth of the company and successfully complete the private placement for a minimum of $7,500,000 within nine months of your employment start date you will be awarded an additional 250,000 shares of restricted common stock with piggyback rights should you successfully complete this objective.

It is agreed that during the initial term of this contract the Company will provide for automatic adjustments to both Base Salary and equity incentives to affect the result of the Executive being compensated at all times with respect to both the Base Salary and equity incentives at rates higher than any other executive, employee or consultant excluding the Chairman of the Board and CEO. This provision is meant to reflect the risks being assumed in conjunction with the certification and compliance requirements of the CFO position in publicly reported companies as compared to the risks of other executives, employees or consultants.

4. Termination of Employment. The Executive's employment hereunder shall terminate upon the earliest to occur of any the following events, on the dates and at the times specified below:

         (i) the close of business on July 31, 2006 (the "Expiration Date");

         (ii) the close of business on the date of the Executive's death ("Death");

         (iii) the close of business on the Termination Date (as defined below) specified in the Notice of Termination (as defined below) which the Company shall have delivered to the Executive due to the Executive's Disability. "Disability" shall mean if (i) the Executive is absent from work for 45 consecutive calendar days in any twelve-month period by reason of unexcused illness or incapacity whether physical or otherwise) or (ii) the Executive is unable to perform his duties, services and responsibilities by reason of illness or incapacity (whether physical or otherwise) for a total of 45 consecutive calendar days in any twelve-month period during the Employment Term. The Executive agrees, in the event of any dispute under this Section, and after receipt by the Executive of such Notice of Termination from the Company, to submit to a physical examination by a licensed physician selected by the Company. The Executive may seek a second opinion from a licensed physician acceptable to the Company. If the results of the first examination and the second examination are different, a licensed physician selected by the physicians who have performed the first and second examinations shall perform a third physical examination of the Executive, the result of which shall be determinative for purposes of this Section;

         (iv) the close of business on the Termination Date specified in the Notice of Termination which the Executive shall have delivered to the Company to terminate his employment ("Voluntary Termination");

         (v) the close of business on the Termination Date specified in the Notice of Termination which the Company shall have delivered to the Executive to terminate the Executive's employment for Cause. "Cause" as used herein means termination based on (i) the Executive's material breach of this Agreement, (ii)


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conviction of the Executive for (a) any crime constituting a felony in the jurisdiction in which committed, (b) any crime involving moral turpitude whether or not a felony), or (c) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony), (iii) illegal substance abuse by the Executive, (iv) the continued failure or refusal of the Executive to follow one or more lawful and proper directives of the Board of Directors delivered to the Executive in writing, or
(v) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company.

5. Rights Upon Termination

         Any purported termination by the Company or the Executive (other than by reason of Death or on the Expiration Date) shall be communicated by written Notice of Termination to the other. As used herein, the term "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. After receipt of a Notice of Termination, the Executive shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in the necessary transition.

         As used herein, the term "Termination Date" shall mean, (i) in the case of Death, the date of the Executive's death, (ii) in the case of expiration of the term hereof, the Expiration Date, or (iii) in all other cases, the date specified in the Notice of Termination.

Upon involuntary termination of this agreement, unless involuntary termination was by cause for prohibited or competitive activities as defined in this agreement, Executive shall receive for excluding the possibility of long term bonus incentives a severance package to include:

         a. The remainder of the employment contract annual salary paid monthly
         b.   One year look forward vesting privileges on all incentives.
         c. 300,000 options to purchase the Company common stock at the average of the first six months closing trade price following the start of trading following the reversal.

In addition, as a part of the overall incentive package the company will be given a one time option to renew the contract of Executive for an additional one year at the end of the second year under the terms of this contract. If for any reason the contract is not renewed at the election of the company then Executive will be given one additional year of vesting rights on all incentive options. This would protect Executive if for some reason Executive is not still under contract but the company is still continuing to grow and the incentive milestones are being met.

6. Employee Covenants.

         Lock-up Period. Executive agrees that he will not sell or otherwise transfer or dispose of any shares of the Company's common stock that he owns or is entitled to receive following the conversion of any shares granted hereunder or other convertible securities that he may receive following the Commencement Date until August 1, 2006 unless agreed to by the Company in writing.

         TRADE SECRETS AND PROPRIETARY INFORMATION. The Executive agrees and understands that due to the Executive's position with the Company, the Executive will be exposed to, and has received and will receive, confidential and proprietary information of the Company or relating to the Company's business or affairs collectively, the "Trade Secrets"), including but not limited to technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans,


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business policies and practices and other forms of information considered by the
Company to be proprietary and confidential and in the nature of trade secrets. Trade Secrets shall not include any such information which (A) was known to the Executive prior to his employment by the Company or (B) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions of this Section. Except to the extent that the proper performance of the Executive's duties, services and responsibilities hereunder may require disclosure, the Executive agrees that during the Employment Term and at all times thereafter the Executive will keep such Trade Secrets confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. On the Termination Date unless the Executive remains as an employee of the Company thereafter in which case, on the date which the Executive is no longer an employee of the Company), the Executive will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible product or document which has been produced by, received by or otherwise submitted to and retained by the Executive in the course of his employment with the Company. Any material breach of the terms of this paragraph shall be considered Cause.

         PROHIBITED AND COMPETITIVE ACTIVITIES. The Executive and the Company recognize that due to the nature of the Executive's engagement hereunder and the relationship of the Executive to the Company, the Executive has had and will have access to, has had and will acquire, and has assisted and may continue to assist in, developing confidential and proprietary information relating to the business and operations of the Company and its affiliates, including, without limitation, Trade Secrets. The Executive acknowledges that such information has been and will be of central importance to the business of the Company and its affiliates and that disclosure of it to, or its use by, others (including, without limitation, the Executive (other than with respect to the Company's business and affairs)) could cause substantial loss to the Company.

         The Executive and the Company also recognize that an important part of the Executive's duties will be to develop good will for the Company and its affiliates through the Executive's personal contact with Clients (as defined below), employees, and others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, may follow the Executive if and when the Executive's relationship with the Company is terminated. The Executive accordingly agrees as follows:

         (i) Prohibited Activities. The Executive agrees that the Executive will not at any time during the Employment Term: (A) (other than in the course of the Executive's employment) disclose or furnish to any other person or, directly or indirectly, use for the Executive's own account or the account of any other person, any Trade Secrets, no matter from where or in what manner he may have acquired such Trade Secrets, and the Executive shall retain all such Trade Secrets in trust for the benefit of the Company, its affiliates and the successors and assigns of any of them, (B) directly or through one or more intermediaries, solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of, any person who, at the time of such solicitation, is employed by the Company or any affiliate, (C) directly or indirectly, whether for the Executive's own account or for the account of any other person, solicit, divert, or endeavor to entice away from the Company or any entity controlled by the Company, or otherwise engage in any activity intended to terminate, disrupt, or interfere with, the Company's or any of its affiliates' relationships with, Clients, or otherwise adversely affect the Company's or any of its affiliates' relationships with Clients or other business relationships of the Company or any affiliate thereof, or (D) publish or make any statement critical of the Company or any shareholder or affiliate of the Company or in any way adversely affect or otherwise malign the business or reputation of any of the foregoing persons (any activity described in clause
(A), (B), (C) or (D) of this Section being referred to as a Prohibited Activity"); provided, however, that if in the written opinion of Counsel, the Executive is legally compelled to disclose Trade Secrets to any tribunal or else stand liable for contempt or suffer other similar censure or penalty, then the disclosure to such tribunal of only those Trade Secrets which such counsel advises in writing are legally required to be disclosed shall not constitute a


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Prohibited Activity provided that the Executive shall give the Company as much advance notice of such disclosure as is reasonably practicable. As used herein, the term "Clients" shall mean those persons who, at any time during the Executive's course of employment with the Company (including, without limitation, prior to the date of this Agreement) are or were clients or customers of the Company or any affiliate thereof or any predecessor of any of the foregoing.

         (ii) Non-Competition. By and in consideration of the Company's entering into this Agreement, the Executive agrees that the Executive will not, during the Employment Term, engage in any Competitive Activity. The term "Competitive Activity" means engaging in any of the following activities: (A) serving as a director of any Competitor (as defined below), (B) directly or indirectly through one or more intermediaries, either (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition thereof by the Executive, do not in the aggregate exceed 5% of the particular class of interests of such Competitor then outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Executive, such portion determined by applying the percentage of the equity interest in such entity owned by the Executive to the interests in such Competitor owned by such entity), (C) employment by (including serving as an officer, director or partner
of), providing consulting services to (including, without limitation, as an independent contractor), or managing or operating the business or affairs of, any Competitor or (D) participating in the ownership, management, operation or control of or being connected in any manner with any Competitor. The term "Competitor" as used herein (i) during the Employment Term, means any person (other than the Company or any of their respective affiliates) that competes, either directly or indirectly with any of the business offerings conducted through the termination date of the Employee's employment by the Company or any affiliate.

7. Remedies. The Executive agrees that any breach of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Executive therefore agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies to which the Company may be entitled at law or in equity for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. the provisions of this
Section 8 shall survive any termination of this Agreement. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

8. Proprietary Information and Inventions.
The Executive agrees that any and all inventions, discoveries, improvements, processes, formulae, business application software, patents, copyrights and trademarks made, developed, discovered or acquired by him prior to and during the Employment Term, solely or jointly with others or otherwise, which relate to the business of the Company, collectively, the "Inventions"), shall be fully and promptly disclosed to the Board of Directors and to such person or persons as the Board of Directors shall direct and the Executive irrevocably assigns to the Company all of the Executive's right, title and interest in and to all Inventions of the Company and all such Inventions shall be the sole and absolute property of the Company and the Company shall be the sole and absolute owner thereof. The Executive agrees that he will at all times keep all Inventions secret from everyone except the Company and such persons as the Board of Directors may from time to time direct. The Executive shall, as requested by the Company at any time and from time to time, whether prior to or during the Employment Term, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of patent applications, the acquisition of letters patent and/or the acquisition of patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee.


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9. Representations and Warranties of the Executive. The Executive represents and warrants to the Company that:

         (i) The Executive's employment by the Company as contemplated will not conflict with, and will not be constrained by, any prior or current employment, consulting agreement or relationship, whether written or oral; and


         (ii) The Executive does not possess confidential information arising out of any employment, consulting agreement or relationship with any person or entity other than the Company, which could be utilized in connection with the Executive's employment by the Company.

         (iii) The Executive participates in outside businesses not related to the Company, and may have obligations to serve on the Board of Directors of other entities. The Executive may participate and have ownership in business outside the Company and the work product of such participation in outside businesses does not constitute a violation this agreement.

10. Binding Effect or Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, representatives, states, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise; provided, however, that the Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

11. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt.

12. Amendment and Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the Executive and the Company. No such waiver or discharge by either party hereto at any time or any waiver or discharge of any breach by the other party hereto of, or compliance with, any condition or provision of this agreement to be performed by such other party, shall be deemed a waiver or discharge of similar or dissimilar provisions or conditions, or a waiver or discharge of any breach of any provisions, at the same or at any prior or subsequent time.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Texas without giving effect to the conflict of law principles of that state.

14. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other portion of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

15. Withholding Taxes. Notwithstanding anything contained herein to the contrary, all payments required to be made hereunder by the Company to the Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable federal, state or local law or regulation.


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16. Arbitration of Disputes. The parties hereto mutually consent to the resolution by arbitration of all claims and controversies arising out of or relating to this Agreement. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively in the manner set forth in this Section 16. If the Company and the Executive disagrees on any matter arising under or in connection with this Agreement, either party shall have the right to deliver to the other party a written request (a "Consent Request") that the other party consent to the position of the requesting party with respect to the matter in question. The parties shall negotiate in good faith to resolve the matters set forth in the Consent Request. If the parties are unable to agree on a matter set forth in a Consent Request within thirty
(30) days following delivery thereof, then the parties shall elect one arbitrator, who shall be knowledgeable in the high technology industry. If the parties fail to agree upon an arbitrator within thirty (30) days either party may request the Office of the president of the American Arbitrator Association to do so. Each party shall then submit its or his position in writing to the arbitrator within thirty (30) days of the arbitrator's selection. After receiving the written positions of the parties, and after a hearing, if the arbitrators deem a hearing to be necessary, the arbitrator shall and must select the position offered by one of the parties. Such arbitration procedure shall be commenced immediately upon selection of the arbitrator and shall be completed within ninety (90) days. The decision of the arbitrator shall be final and binding on the parties. Notwithstanding any other provision of this Agreement, if any termination of this Agreement becomes subject to arbitration, the Company shall not be required to pay any amounts to the Executive (except those amounts required by law) until completion of the arbitration and the rendering of the arbitrator's decision. The amounts, if any, determined by the arbitrator to be owed by the Company to the Executive shall be paid within the five (5) days after the decision by the arbitrator is rendered. All matters approved pursuant to this Section 16 shall be deemed conclusively to have been approved or agreed upon by the parties for all purposes of the Agreement. Judgment may be entered on the Arbitrator's award in any court having jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrator. All benefits including salary and other compensation will be in full effect during the duration of the arbitration if the disagreement occurs during the term of this contract. Failure on behalf of the Company to continue compensation will result in an automatic breach of this agreement and all compensation earn and unearned will become immediately due to the employee.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, written or oral, understandings and arrangements, either oral or written, between the parties with respect to the subject matter, and shall, as of the date hereof, constitute the only employment agreement between the parties.

19. Further Assurances. Each party shall do and perform, or cause to be done and performed, all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated.

20. Construction. The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ERF Wireless, Inc.


By: /s/ Dr. H. Dean Cubley
    -------------------------------------
Name:  Dr. H. Dean Cubley
Title: Chairman of the Board of Directors


"Executive"


By: /s/ R. Greg Smith
    -------------------------------------
Mr. R. Greg Smith


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